EXHIBIT 4.28



                      AMENDMENT TO ASSET PURCHASE AGREEMENT

     THIS AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made as of the 15th day of March, 2004, by and among ADDISON YORK INSURANCE BROKERS, LTD. a Delaware corporation, DKWS ENTERPRISES, INC., a California corporation, KABAKER FAMILY TRUST OF JULY 1998, a California corporation, JOHN W. KABAKER and THEOLYN KABAKER.

                                    RECITALS

     WHEREAS, the parties are parties to that certain Asset Purchase Agreement effective as of October 1, 2003 (the "Purchase Agreement"); and

     WHEREAS, the parties desire to amend the Purchase Agreement in the manner set forth herein; and

     WHEREAS, terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Amendment. Section 3.04(a) of the Purchase Agreement is hereby amended in its entirety as follows:

          (a) within 5 days of the end of the 28th month after the Closing Date, the Purchaser shall prepare a Purchase Price reconciliation to show the actual Commissions Earned from the Business. If the actual Earned Commission revenue from the Business for the two year period from the Closing Date is less than $3,000,000.00, then the Purchase Price will be adjusted downward in accordance with the following formula:

          (Earned Commissions x 2.155 x 0.8) - $5,171,173.00 = the "First Adjustment").

     If after application of the formula the First Adjustment results in a negative number, then the Purchase Price and the Principal Amount of the Promissory Note shall be reduced by an amount equal to that negative number. For greater clarification, the First Adjustment cannot have the effect of increasing the Purchase Price, the First Adjustment can only lower the Purchase Price;

     2. Purchase Agreement. Except as otherwise provided herein, the Purchase Agreement shall remain in full force and effect and unmodified.



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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                        ADDISON YORK INSURANCE BROKERS LTD.


                                        Per: /s/ P. Podorieszach
                                             ------------------------



                                        DKWS ENTERPRISES, INC.


                                        Per:  /s/ John W. Kabaker
                                             ------------------------


                                        KABAKER FAMILY TRUST OF JULY 1998


                                        Per:  /s/ John W. Kabaker
                                             ------------------------
                                             John W. Kabaker (trustee)

                                        Per:  /s/ Theolyn Kabaker
                                             ------------------------
                                             Theolyn Kabaker (trustee)


                                        /s/ John W. Kabaker
                                        -----------------------------
                                        John W. Kabaker


                                        /s/ Theolyn Kabaker
                                        -----------------------------
                                        Theolyn Kabaker



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